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                                  EXHIBIT 23.1

                        Report of Independent Accountants
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To the Stockholders and Board of Directors of Parametric Technology Corporation:

Our report on the consolidated financial statements of Parametric Technology Corporation has been incorporated by reference in this Form 10-K from page 45 of the 1997 Annual Report to Stockholders of Parametric Technology Corporation. In connection with our audits of such financial statements, we have also audited the related financial statement schedule listed in item 14(a)(2) on page 8 of this Form 10-K.

In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.





/S/COOPERS & LYBRAND L.L.P.
COOPERS & LYBRAND L.L.P.



Boston, Massachusetts
October 15, 1997, except for Note K,
as to which the date is November 4, 1997